Exhibit 99.1

Cohu Reports Second Quarter 2018 Results

●	First half 2018 sales of $195 million, up 11% year-over-year

●	GAAP gross margin of 41.6%; non-GAAP gross margin of 42.4%

●	GAAP earnings per share of $0.39; non-GAAP adjusted earnings per share of $0.64

●	Received regulatory approvals to proceed with the acquisition of Xcerra

POWAY, Calif., August 2, 2018 -- Cohu, Inc. (NASDAQ: COHU), a leading supplier of semiconductor equipment, today reported fiscal 2018 second quarter net sales of $99.8 million and GAAP income of $11.6 million or $0.39 per share. Net sales for the first six months of 2018 were $195.0 million and GAAP income was $19.8 million or $0.67 per share.

Cohu also reported non-GAAP results, with second quarter 2018 income of $18.8 million or $0.64 per share and income of $29.3 million or $0.99 per share for the first six months of 2018. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2018	Q1 FY 2018	Q2 FY 2017	6 Months 2018	6 Months 2017

Net sales	$99.8	$95.2	$93.9	$195.0	$175.0
Income	$11.6	$8.1	$10.7	$19.8	$17.5
Income per share	$0.39	$0.28	$0.37	$0.67	$0.61

Non-GAAP Results (1)
(in millions, except per share amounts)	Q2 FY 2018	Q1 FY 2018	Q2 FY 2017	6 Months 2018	6 Months 2017

Income	$18.8	$10.5	$13.8	$29.3	$23.7
Income per share	$0.64	$0.36	$0.48	$0.99	$0.83

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of the second quarter were $150.9 million.

Luis Müller, President and Chief Executive Officer of Cohu stated, “Second quarter results were above our expectations, reflecting continued momentum in the automotive and industrial semiconductor markets, further complemented by solid gross margin, earnings expansion and strong cash generation. We captured two new customers for our handlers and book-to-bill was at parity with orders for recurring sales growing to 48% of the total.”

Müller continued, “The proposed acquisition of Xcerra is progressing on schedule and integration plans are well underway. With regulatory clearance recently granted in the United States and Germany, and no such clearance required in other jurisdictions, we expect to close the transaction early in the fourth quarter, subject to shareholder approvals and other customary closing conditions.”

Cohu expects third quarter 2018 sales to be approximately $92 million, reflecting slower than expected demand for our equipment for smartphone application processor test. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 19, 2018 to shareholders of record on August 24, 2018.

Conference Call Information:

Cohu will host a live conference call and webcast to discuss its second quarter 2018 results on Thursday, August 2, 2018 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 3244917. Webcast access is available on the Investor Information section of the company’s website at www.cohu.com and will include a slide presentation.

The teleconference replay will be available through September 2, 2018. The replay dial-in number is 1-855-859-2056 (domestic) or +1-404-537-3406 (international) using pass code 3244917. The webcast replay will be available on the website through August 2, 2019.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures, including non-GAAP Gross Margin, Income and Income (adjusted earnings) per share, that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, acquisition related costs, fair value adjustment to contingent consideration, and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding capturing new customers; momentum in automotive and industrial semiconductor markets; demand for our equipment for smartphone application processor test; Cohu’s third quarter 2018 sales forecast, guidance and effective tax rate; 2018 sales growth; Cohu mid-term (3 to 5 year) model financial targets; introduction of new Infrared vision module, Kita product deployments, cHybrid and cDragon progress, and all statements regarding the acquisition of Xcerra, integration plans, combined pro formas, EPS accretion, acquisition debt repayment, synergies and expected closing date are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017; geopolitical issues; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers; rapid technological change; and significant risks associated with the Xcerra transaction including but not limited to (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Cohu and Xcerra to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing, (iii) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, (v) litigation relating to the proposed transaction that has been or could be instituted against Cohu, Xcerra, or their respective directors, (vi) possible disruptions from the proposed transaction that could harm Cohu’s and/or Xcerra’s respective businesses, (vii) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Cohu’s or Xcerra’s financial performance, (x) certain restrictions during the pendency of the proposed transaction that may impact Cohu’s or Xcerra’s ability to pursue certain business opportunities or strategic transactions, (xi) the adverse impact to Cohu’s operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xii) continued availability of capital and financing and rating agency actions. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, and in the Registration Statement on Form S-4 that has been filed by Cohu with the SEC containing a prospectus with respect to the Cohu common stock to be issued in the proposed Xcerra transaction and a joint proxy statement of Cohu and Xcerra in connection with the proposed transaction that is or will be contained therein. The forward-looking statements included in this release are not assurances, and speak only as of the date of this release, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

No Offer or Solicitation:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:

Cohu, Xcerra, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Cohu stockholders or Xcerra stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s Registration Statement on Form S-4, its annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 30, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://Cohu.gcs-web.com. Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://Xcerra.com/investors. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.

Additional Information and Where You Can Find It:

On June 21, 2018, Cohu filed with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus, which was subsequently amended on July 26, 2018, and declared effective by the SEC on July 30, 2018. The definitive Joint Proxy Statement/Prospectus was first delivered to the stockholders of Cohu and Xcerra on or around July 30, 2018. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Cohu or Xcerra may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed by Cohu and Xcerra with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones, or by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 30,	June 24,	June 30,	June 24,
	2018	2017	2018	2017
Net sales	$99,817	$93,866	$194,967	$174,963
Cost and expenses:
Cost of sales	58,316	56,736	113,915	105,577
Research and development	11,051	9,466	22,826	19,242
Selling, general and administrative (2)	16,652	16,020	34,415	30,480
	86,019	82,222	171,156	155,299
Income from operations	13,798	11,644	23,811	19,664
Interest and other, net	318	142	554	243
Income from continuing operations before taxes	14,116	11,786	24,365	19,907
Income tax provision	2,468	1,078	4,595	2,436
Income from continuing operations	11,648	10,708	19,770	17,471

Discontinued operations:
Loss from discontinued operations before taxes (3)	-	(278)	-	(278)
Income tax provision	-	-	-	-
Loss from discontinued operations	-	(278)	-	(278)
Net income	$11,648	$10,430	$19,770	$17,193

Income per share:
Basic:
Income from continuing operations	$0.40	$0.39	$0.69	$0.64
Loss from discontinued operations	-	(0.01)	-	(0.01)
	$0.40	$0.38	$0.69	$0.63

Diluted:
Income from continuing operations	$0.39	$0.37	$0.67	$0.61
Loss from discontinued operations	-	(0.01)	-	(0.01)
	$0.39	$0.36	$0.67	$0.60

Weighted average shares used in computing income per share: (4)
Basic	28,893	27,708	28,747	27,343
Diluted	29,651	28,725	29,591	28,488

(1)

The three- and six-month periods ended June 30, 2018 were comprised of 13 weeks and 26 weeks, respectively. The three- and six-month periods ended June 24, 2017 were comprised of 13 weeks and 25 weeks, respectively.

(2)	SG&A expense for the three- and six-month periods ended June 30, 2018 include Xcerra transaction costs totaling $3.8 million and $4.1 million, respectively.

(3)	All amounts presented result from an adjustment to the fair value of a contingent consideration receivable recorded in conjunction with the sale of BMS in 2015.

(4)

The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	June 30,	December 30,
	2018	2017
Assets:
Current assets:
Cash and investments	$150,873	$155,615
Accounts receivable	91,451	71,125
Inventories	63,136	62,085
Other current assets	10,986	8,613
Total current assets	316,446	297,438
Property, plant & equipment, net	33,537	34,172
Goodwill	64,765	65,613
Intangible assets, net	14,499	16,748
Other assets	6,524	6,486
Total assets	$435,771	$420,457

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$1,709	$6,608
Other current liabilities	84,839	78,659
Total current liabilities	86,548	85,267
Other noncurrent liabilities	44,760	46,099
Stockholders’ equity	304,463	289,091
Total liabilities & stockholders’ equity	$435,771	$420,457

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	June 30,	March 31,	June 24,
	2018	2018	2017
Income from operations - GAAP basis (a)	$13,798	$10,013	$11,644

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales	162	121	121
Research and development	395	349	262
Selling, general and administrative (SG&A)	1,391	1,199	1,376
	1,948	1,669	1,759
Amortization of intangible assets included in (c):
Cost of sales	639	676	570
SG&A	380	398	404
	1,019	1,074	974

Manufacturing transition and severance costs included in SG&A (d)	100	(13)	341
Adjustment to contingent consideration included in SG&A (e)	577	(147)	-
Acquisition costs included in SG&A (f)	3,848	296	56
Inventory step-up included in cost of sales (g)	-	-	465
Income from operations - non-GAAP basis (h)	$21,290	$12,892	$15,239

Income from continuing operations - GAAP basis	$11,648	8,122	$10,708
Non-GAAP adjustments (as scheduled above)	7,492	2,879	3,595
Tax effect of non-GAAP adjustments (i)	(305)	(501)	(488)
Income from continuing operations - non-GAAP basis	$18,835	$10,500	$13,815

GAAP income from continuing operations per share - diluted	$0.39	0.28	$0.37

Non-GAAP income from continuing operations per share - diluted (j)	$0.64	0.36	$0.48

Gross Profit Reconciliation
Gross profit - GAAP basis	$41,501	$39,551	$37,130
Non-GAAP adjustments to cost of sales (as scheduled above)	801	797	1,156
Gross profit - Non-GAAP basis	$42,302	$40,348	$38,286
Non-GAAP gross profit as a percentage of net sales	42.4%	42.4%	40.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$27,703	$29,538	$25,486
Non-GAAP adjustments to R&D and SG&A (as scheduled above)	(6,691)	(2,082)	(2,439)
Operating Expenses - Non-GAAP basis	$21,012	$27,456	$23,047

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	13.8%, 10.5% and 12.4% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	21.3%, 13.5% and 16.2% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Six Months Ended
	June 30,	June 24,
	2018	2017
Income from operations - GAAP basis (a)	$23,811	$19,664

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales	283	204
Research and development	744	578
Selling, general and administrative (SG&A)	2,590	2,694
	3,617	3,476
Amortization of intangible assets included in (c):
Cost of sales	1,315	1,338
SG&A	778	746
	2,093	2,084

Manufacturing transition and severance costs included in SG&A (d)	87	445
Adjustment to contingent consideration included in SG&A (e)	430	-
Acquisition costs included in SG&A (f)	4,144	243
Inventory step-up included in cost of sales (g)	-	812
Income from operations - non-GAAP basis (h)	$34,182	$26,724

Income from continuing operations - GAAP basis	$19,770	$17,471
Non-GAAP adjustments (as scheduled above)	10,371	7,060
Tax effect of non-GAAP adjustments (i)	(806)	(864)
Income from continuing operations - non-GAAP basis	$29,335	$23,667

GAAP income per share - diluted	$0.67	$0.61

Non-GAAP income per share - diluted (j)	$0.99	$0.83

Gross Profit Reconciliation
Gross profit - GAAP basis	$81,052	$69,386
Non-GAAP adjustments to cost of sales (as scheduled above)	1,598	2,354
Gross profit - Non-GAAP basis	$82,650	$71,740
Non-GAAP gross profit as a percentage of net sales	42.4%	41.0%

Operating Expense Reconciliation
Operating Expense- GAAP basis	$57,241	$49,722
Non-GAAP adjustments to R&D and SG&A (as scheduled above)	(8,773)	(4,706)
Operating Expenses - Non-GAAP basis	$48,468	$45,016

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	12.2% and 11.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisitions.
(g)	To eliminate the inventory step-up costs incurred related to acquisitions.
(h)	17.5% and 15.3% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.